Exhibit 99.2

HYCROFT TAKES ACTION TO PROTECT SHAREHOLDERS AGAINST POTENTIALLY ILLEGAL TRADING ACTIVITIES

WINNEMUCCA, NV, July 13, 2023 - Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”), a gold and silver development company that owns the Hycroft Mine in the prolific mining region of Northern Nevada, announces that it has been working with Shareholder Intelligent Services, LLC (“ShareIntel”) for several months to review the trading of the Company’s common stock in order to track, identify, and monitor for potentially illegal short selling activities and deploy solutions to help combat any such activities.

To date, ShareIntel’s analysis has identified reporting imbalances in Hycroft’s shares which may be the by-product of non-compliant or abusive short selling activity.

Diane Garrett, President and CEO commented, “Based on the findings of ShareIntel’s analysis to date, we are deeply concerned that Hycroft may have been the target of a market manipulation scheme involving illegal short selling. Hycroft’s Board and management are committed to protecting our investors and maximizing shareholder value, and we will take all actions necessary to ensure Hycroft is not the target of market manipulation. We will continue to work with ShareIntel to combat potentially manipulative and egregious illegal short selling and trading activities to help ensure fair market conditions.”

“ShareIntel tracks and monitors critical broker-dealer and shareholder movements”, said David Wenger, President and Chief Executive Officer of ShareIntel. “We look forward to continuing efforts to help Hycroft identify parties to potentially abusive and illegal naked short selling, implement action plans to mitigate such activity and help maximize shareholder ownership transparency.”

About Shareholder Intelligence Services, LLC

Shareholder Intelligence Services, LLC or “ShareIntel”, is a compliance-driven Software-as-a-Service (“SAAS”) provider, retained by public companies to track shareholder ownership, monitor critical broker-dealer and shareholder movement. This process is managed through a proprietary patented web-based application known as the “Data Repository Information Link” system, DRIL-DownTM. The ShareIntel solution empowers public companies with unique analytical tools and provides actionable analytic metrics to help identify abusive short selling, coordinate, and monitor for regulatory compliance and provide solutions to the client. For more information: www.shareintel.com

About Hycroft Mining Holding Corporation

Hycroft is a US-based, gold, and silver company developing the Hycroft Mine located in the world-class mining region of Northern Nevada.

FOR FURTHER INFORMATION contact info@hycroftmining.com or visit our website at www.hycroftmining.com.

Diane R. Garrett,
President & CEO

Cautionary Note Regarding Forward-Looking Statements.

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward- looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” set forth in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the periods ended March 31, 2023, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements contained in this news release. In addition, even if our results, performance, or achievements are consistent with the forward- looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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